EXHIBIT 5.1

August 10, 2018

Loop Industries, Inc.

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Loop Industries, Inc., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to an aggregate of $100,000,000 of (i) shares (the “Common Shares”) of the Corporation’s common stock, $0.0001 par value per share (the “Common Stock”); (ii) shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of the Corporation’s currently undesignated preferred stock, $0.0001 par value per share, which may be issued in one or more series (the “Preferred Stock”); and (iii) debt securities (the “Debt Securities”) of the Corporation, which may be issued in one or more series under the form of indenture filed as Exhibit 4.1 to the Registration Statement, as may amended or supplemented from time to time (the “Indenture”). In addition, the Registration Statement covers the sale by selling stockholders of up to 5,482,356 shares of Common Stock (the “Stockholder Shares” and together with the Common Shares, the Preferred Shares, and the Debt Securities, the “Securities”). The Securities may be issued, as applicable, and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have reviewed the following documents: (i) the Articles of Incorporation of the Corporation, as filed with the Nevada Secretary of State on March 11, 2010, as amended (the “Articles”); (ii) the Amended and Restated By-laws of the Corporation, effective as of April 4, 2018; (iii) the resolutions adopted by the Board of Directors (the “Board of Directors”) authorizing the filing of the Registration Statement with the Commission, and ratifying the issuance of the Stockholder Shares and the consideration provided to the Corporation for such shares, and matters related thereto; (iv) the Registration Statement; and (v) the Indenture. We have also reviewed such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

Loop Industries, Inc.

August 10, 2018

In delivering this opinion letter, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof with respect to all parties.

The opinions expressed below are based on the assumptions that: (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) has been filed by the Corporation with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (ii) the Shares will continue to be duly and validly authorized on the dates that the Shares are issued, and, upon the issuance of any of the Shares, the total number of shares of Common Stock of the Corporation issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under its Articles, as may be further amended; (iii) the Indenture will not violate or constitute a default or breach under (a) any agreement or instrument to which the Corporation or its properties is subject, (b) any law, rule or regulation to which the Corporation is subject, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of or filing, recording or registration of any governmental authority; and (iv) the Securities will issued and sold in compliance with the Securities Act, the Trust Indenture Act of 1939, as applicable, and the securities or “Blue Sky” laws of various states.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.	With respect to Common Shares (the “Offered Common Stock”), when, as and if (a) the Board of Directors or any duly-appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Common Stock; (b) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Corporation receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly-appointed pricing committee (including any Offered Common Stock duly issued upon exchange, exercise or conversion of any Offered Preferred Stock (defined below) or Offered Debt Securities (defined below) that are exchangeable, exercisable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock, will have been duly authorized, and such shares of Offered Common Stock will be validly issued, fully paid and non-assessable.

Loop Industries, Inc.

August 10, 2018

2.	With respect to the Preferred Shares (the “Offered Preferred Stock”), when, as and if (a) the Board of Directors or any duly-appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with the Articles, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law, and the reservation of a sufficient number of shares of Preferred Stock, and as applicable, Common Stock issuable upon exchange, exercise or conversion of such Offered Preferred Stock; (b) such Certificate of Designation has been duly filed with the Secretary of State of Nevada; (c) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (d) the Corporation receives the consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors or any duly-appointed pricing committee (including any Offered Preferred Stock duly issued upon exchange, exercise or conversion of any Offered Debt Securities that are exchangeable or convertible into Offered Preferred Stock), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and non-assessable.

3.	With respect to the Debt Securities (the “Offered Debt Securities”), when, as and if (a) the Indenture has been duly authorized, executed and delivered by the Corporation; (b) the Board of Directors or any duly-appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities and authorize their issuance and sale, the terms of the offering thereof, and related matters in accordance with the provisions of the Indenture; (c) the Offered Debt Securities have been duly executed, as applicable, authenticated, issued and delivered in accordance with the provisions of the Indenture; (d) the Corporation receives the consideration of the Offered Debt Securities in such amount as may be determined by the Board of Directors or any duly-appointed pricing committee, the issuance and sale of the shares of Offered Debt Securities will have been duly authorized, and such Offered Debt Securities will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms and entitled to the benefits of the Indenture.

4.	With respect to the Stockholder Shares, the Stockholder Shares have been duly authorized, and are validly issued, fully-paid and non-assessable.

Our opinion letter is subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, fraudulent conveyance, fraudulent transfer, equitable subordination, marshalling or similar laws affecting creditors’ rights and remedies generally; the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors; rules of law governing specific performance, injunctive relief, and the discretionary application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification, exculpation, or contribution by federal or state securities laws or regulations or by public policy.

This opinion letter is limited to the present laws of the State of Nevada, and with respect to the Indenture and Debt Securities only, the present laws of the State of New York. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

Loop Industries, Inc.

August 10, 2018

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP